EXHIBIT 23.1

GENERAL DYNAMICS CORPORATION

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference into this Form 10-K/A for the year ended December 31, 2000, into the company’s previously filed Registration Statements File Numbers 33-23448, 2-23904, 2-23032, 2-28952, 2-50980, 2-24270, 33-42799, 33-80213 and 33-81051.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Vienna, Virginia

June 28, 2001